UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 13, 2019

CENTURYLINK, INC.

(Exact name of registrant as specified in its charter)

Louisiana	001-7784	72-0651161
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 CenturyLink Drive Monroe, Louisiana	70433-5001
(Address of principal executive offices)	(Zip Code)

(318) 388-9000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 13, 2019, upon unanimous approval, the Board of Directors (the “Board”) of CenturyLink, Inc. (the “Company”) entered into a Section 382 Rights Agreement (the “NOL Rights Plan”) by and between the Company and Computershare Trust Company, N.A., as rights agent (the “Rights Agent”). Pursuant to the NOL Rights Plan, the Board declared a dividend of one preferred share purchase right (each, a “Right”) for each outstanding share of common stock, par value $1.00, of the Company (the “Common Stock”). The dividend is distributable to shareholders of record as of the close of business on February 25, 2019.

The Board adopted the NOL Rights Plan to diminish the risk that the Company could experience an “ownership change” as defined under Section 382 of the Internal Revenue Code, which substantially limit the Company’s ability to use its net operating loss carryovers (collectively, the “NOLs”) to reduce anticipated future tax liabilities. Under the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder by the U.S. Treasury Department, these NOLs may be “carried forward” in certain circumstances to offset any current and future taxable income and thus reduce federal income tax liability, subject to certain requirements and restrictions. While the amount and timing of the Company’s future taxable income cannot be predicted with any certainty and, accordingly, the Company cannot predict the amount of these NOLs that will ultimately be used to reduce its income tax liability, to the extent that the NOLs do not otherwise become limited, these NOLs are a valuable asset to the Company. The NOL Rights Plan has not been adopted as an anti-takeover measure.

In general, an ownership change would occur if the Company’s shareholders who are deemed to be owners of 5% or more of its shares under Section 382 collectively increase their aggregate ownership of the Company’s shares by more than 50 percent (measured over a three year period beginning with the completion of the Level 3 transaction on November 1, 2017). To protect CenturyLink against the potential permanent loss or limitation of the NOLs under Section 382, the NOL Rights Plan seeks to deter any person or group from acquiring beneficial ownership of 4.9% or more of CenturyLink’s outstanding common stock, which we believe will reduce the likelihood of an impermissible ownership change under Section 382. A number of complex rules apply to calculating this annual limit. If an ownership change were to occur, the limitations imposed by Section 382 could result in a substantial delay in the timing of the usage of the Company’s NOLs or in a material amount of the Company’s NOLs expiring unused and, thus, significantly impairing the value of such NOLs. While the Company periodically monitors its NOLs and currently believes that an ownership change that would impair the value of its NOLs has not occurred, the complexity of Section 382 provisions and the limited information any public company has about the ownership of its publicly-traded stock makes it difficult to determine whether an ownership change has in fact occurred.

The NOL Rights Plan is intended to act as a deterrent to any person or group acquiring beneficial ownership of 4.9% or more of the outstanding Common Stock without the approval of the Board. A person who acquires, without the approval of the Board, beneficial ownership (other than as a result of repurchases of stock by the Company, dividends or distributions by the Company or certain inadvertent actions by shareholders) of 4.9% or more of the outstanding Common Stock (including any ownership interest held by that person’s Affiliates and Associates as defined under the NOL Rights Plan) could be subject to significant dilution. Shareholders who beneficially own 4.9% or more of the outstanding Common Stock prior to the first public announcement by the Company of the Board’s adoption of the NOL Rights Plan will not trigger the NOL Rights Plan so long as they do not acquire beneficial ownership of additional shares of the Common Stock representing one-half of one percent (0.5%) or more of the shares of common stock outstanding at the time of such acquisition (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding shares of Common Stock or pursuant to a split or subdivision of the outstanding shares of Common Stock) at a time when they still beneficially own 4.9% or more of such stock. In addition, the Board retains the sole discretion to exempt any person or group, or any transaction, from the penalties imposed by the NOL Rights Plan.

The following is a summary description of the Rights and the other material terms and conditions of the NOL Rights Plan. This summary is intended to provide a general description only, does not purport to be complete and is qualified in its entirety by reference to the complete text of the NOL Rights Plan, a copy of which is filed as Exhibit 4.1 to this current report on Form 8-K and is incorporated herein by reference. All capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the NOL Rights Plan.

General. Under the NOL Rights Plan, from and after the record date of February 25, 2019, each share of our common stock will carry with it one preferred share purchase right (a “Right”), until the Distribution Date (as defined below) or earlier expiration of the Rights, as described below. In general, any person that, together with all Affiliates and Associates (each as defined in the NOL Rights Plan), acquires 4.9% or more of our outstanding common stock after February 13, 2019, or entry into the NOL Rights Plan, will be subject to significant potential dilution. Stockholders who own 4.9% or more of the outstanding common stock as of the close of business on February 13, 2019, will not trigger the Rights so long as they do not (i) acquire additional shares of common stock representing one-half of one percent (0.5%) or more of the shares of common stock outstanding at the time of such acquisition or (ii) fall under 4.9% ownership of common stock and then re-acquire shares that in the aggregate equal 4.9% or more of the common stock. A person will not trigger the Rights solely as a result of any transaction that the Board determines, in its sole discretion, is an exempt transaction for purposes of triggering the Rights. STT Crossing Ltd. and its

Affiliates and Associates will be exempt stockholders for the purposes of the NOL Rights Plan, unless and until STT Crossing Ltd. (or any Affiliates of STT Crossing Ltd.) acquires any common stock other than (x) in a transaction that is permitted under Section 4 of the Stockholder Rights Agreement, dated as of October 31, 2016, by and among the Company and STT Crossing Ltd. (the “Stockholder Rights Agreement”) or (y) any transfers of common stock or other Company equity interests between STT Crossing Ltd. and its Affiliates. A person to whom STT Crossing Ltd. transfers any amount of common stock pursuant to and as permitted by Section 4.2 of the Stockholder Rights Agreement will be exempt for purposes of the NOL Rights Plan, unless and until such person (or any Affiliates or Associates of such person) acquires any additional common stock.

The Board may, in its sole discretion prior to the Distribution Date, exempt any person or group for purposes of the NOL Rights Plan if it determines the acquisition by such person or group will not jeopardize tax benefits or is otherwise in the Company’s best interests. Any person that acquires shares of common stock in violation of these limitations is known as an “Acquiring Person.” Notwithstanding the foregoing, a Person shall not be an “Acquiring Person” if the Independent Directors determines at any time that a Person who would otherwise be an “Acquiring Person,” has become such without intending to become an “Acquiring Person,” and such Person divests as promptly as practicable (or within such period of time as the Independent Directors determine is reasonable) a sufficient number of shares of Common Stock of the Company so that such Person would no longer be an “Acquiring Person,” as defined pursuant to the NOL Rights Plan. The NOL Rights Plan is not expected to interfere with any merger or other business combination approved by our Board.

The Rights. From the record date of February 25, 2019, until the Distribution Date or earlier expiration of the Rights, the Rights will trade with, and will be inseparable from, the common stock. New Rights will also accompany any new shares of common stock that we issue after February 13, 2019, until the Distribution Date or earlier expiration of the Rights.

Exercise Price. Each Right will allow its holder to purchase from our Company one ten-thousandth of a share of Series CC Junior Participating Preferred Stock (“Preferred Share”) for $28, subject to adjustment (the “Exercise Price”), once the Rights become exercisable. This fraction of a Preferred Share will give the stockholder approximately the same dividend, voting, and liquidation rights as would one share of common stock. Prior to exercise, the Right does not give its holder any dividend, voting, or liquidation rights.

Exercisability. The Rights will not be exercisable until 10 business days (as may be extended in the discretion of the Independent Directors) after the public announcement that a person or group has become an Acquiring Person unless the NOL Rights Plan is theretofore terminated or the Rights are theretofore redeemed (as described below).

We refer to the date when the Rights become exercisable as the “Distribution Date.” Until that date or earlier expiration of the Rights, the common stock certificates will also evidence the Rights, and any transfer of shares of common stock will constitute a transfer of Rights. After that date, the Rights will separate from the common stock and be evidenced by book-entry credits or by Rights certificates that we will mail to all eligible holders of common stock. Any Rights held by an Acquiring Person, or any Affiliates or Associates of the Acquiring Person, are void and may not be exercised.

Consequences of a Person or Group Becoming an Acquiring Person. If a person or group becomes an Acquiring Person, all holders of Rights except the Acquiring Person, or any Affiliates or Associates of the Acquiring Person, may, upon payment of the Exercise Price, purchase shares of our common stock with a market value of twice the Exercise Price, based on the “current per share market price” of the common stock (as defined in the NOL Rights Plan) on the date of the acquisition that resulted in such person or group becoming an Acquiring Person.

Exchange. After a person or group becomes an Acquiring Person, our Independent Directors in their sole discretion may extinguish the Rights by exchanging one share of common stock or an equivalent security for each Right, other than Rights held by the Acquiring Person or any Affiliates or Associates of the Acquiring Person.

Preferred Share Provisions. Each one ten-thousandth of a Preferred Share, if issued:

•	will not be redeemable.

•	will entitle holders to dividends equal to the dividends, if any, paid on one share of common stock.

•	will entitle holders upon liquidation either to receive $1.00 per share or an amount equal to the payment made on one share of common stock, whichever is greater.

•

will vote together with the common stock as one class on all matters submitted to a vote of stockholders of the Company and will have the same voting power as one share of common stock, except as otherwise provided by law.

•	will entitle holders to a per share payment equal to the payment made on one share of common stock, if shares of our common stock are exchanged via merger, consolidation, or a similar transaction.

The value of one ten-thousandth interest in a Preferred Share is expected to approximate the value of one share of common stock.

Expiration. The Rights will expire on the earliest of (i) December 1, 2020, (ii) the time at which the Rights are redeemed, (iii) the time at which the Rights are exchanged, (iv) the time at which the Board determines that the Net Operating Losses of the Company (the “NOLs”) are utilized in all material respects or that an ownership change under Section 382 of the Internal Revenue Code would not adversely impact in any material respect the time period in which the Company could use the NOLs, or materially impair the amount of the NOLs that could be used by the Company in any particular time period, for applicable tax purposes, (v) the first anniversary of the execution of the Rights Plan if approval of the Rights Plan by the affirmative vote of a majority of the votes cast at a duly called meeting has not been obtained prior to such date, or (vi) a determination by the Board, prior to the Distribution Date, that the NOL Rights Plan and the Rights are no longer in the best interests of the Company and its stockholders.

Redemption. Our Board may redeem the Rights for $0.0001 per Right at any time before the Distribution Date. If our Board redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of $0.0001 per Right. The redemption price will be adjusted if we have a stock split or stock dividends of our common stock.

Anti-Dilution Provisions. Our Board may adjust the Exercise Price, the number of Preferred Shares issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split, or a reclassification of the Preferred Shares or common stock.

Amendments. The terms of the NOL Rights Plan may be amended by our Board without the consent of the holders of the Rights. After the Distribution Date, our Board may not amend the agreement in a way that adversely affects holders of the Rights (other than an Acquiring Person, or an Affiliate or Associate of an Acquiring Person).

Shareholder Ratification. While the NOL Rights Plan became effective upon adoption by the Board, and while not required by the Company’s governing documents or by applicable law, as a matter of good corporate governance and as required by the NOL Rights Plan, the Company will submit the NOL Rights Plan for shareholder ratification at its 2019 Annual Meeting of Shareholders.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 above is incorporated by reference into this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the adoption of the NOL Rights Plan, the Board approved Articles of Amendment to the Company’s Articles of Incorporation setting forth the rights and preferences of the of Series CC Junior Participating Preferred Shares (the “Articles of Amendment”). The Articles of Amendment are filed with the Secretary of State of the State of Louisiana. See the description in Item 1.01 (which incorporates by reference Item 3.03) of this Current Report on Form 8-K for a more complete description of the rights and preferences of the Preferred Shares.

The Articles of Amendment are attached hereto as Exhibit 3.1 and are incorporated herein by reference. The description of the Articles of Amendment herein does not purport to be complete and is qualified in its entirety by Exhibit 3.1.

Item 8.01	Other Events.

On February 13, 2019, the Company issued a press release announcing the adoption of the NOL Rights Plan and the declaration of the dividend of the Rights. The full text of the press release is filed with this Report as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

3.1	Articles of Amendment of Articles of Incorporation setting forth the rights and preferences of the Series CC Junior Participating Preferred Shares, dated as of February 13, 2019.

4.1	Section 382 Rights Agreement, dated as of February 13, 2019, by and between CenturyLink, Inc. and Computershare Trust Company, N.A., as rights agent.

99.1	Press Release dated February 13, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURYLINK, INC.

By:	/s/ Stacey W. Goff
Stacey W. Goff
Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

Dated: February 14, 2019